                                                                    EXHIBIT 99.2


                                 CONOCOPHILLIPS

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                            TENDER OF ALL OUTSTANDING


3.625% NOTES DUE 2007                   4.75% NOTES DUE 2012                    5.90% NOTES DUE 2032
  IN EXCHANGE FOR                         IN EXCHANGE FOR                         IN EXCHANGE FOR
     REGISTERED                              REGISTERED                              REGISTERED
3.625% NOTES DUE 2007                   4.75% NOTES DUE 2012                    5.90% NOTES DUE 2032

                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                   CONOCO INC. AND PHILLIPS PETROLEUM COMPANY

     This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer relating to 3.625% Notes due 2007, 4.75% Notes due 2012 and 5.90% Notes due 2032 of ConocoPhillips fully and unconditionally guaranteed by Conoco Inc. and Phillips Petroleum Company, and to tender Old Notes to The Bank of New York, as exchange agent (the "Exchange Agent"), pursuant to the guaranteed delivery procedures described in "The Exchange Offer
-- Guaranteed Delivery Procedures" of the prospectus dated              ,      ,
of ConocoPhillips, Conoco and Phillips and in Instruction 2 to the related letter of transmittal. Any holder who wishes to tender Old Notes of a series pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this notice of guaranteed delivery, properly completed and duly executed, prior to the Expiration Date (as defined below) of the Exchange Offer for such series. Capitalized terms used but not defined herein have the meanings ascribed to them in the letter of transmittal.

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EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           ,
        , UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING NOTES OF A SERIES TENDERED IN AN EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR THAT EXCHANGE OFFER.
--------------------------------------------------------------------------------

                  The Exchange Agent for the Exchange Offer is:

                              THE BANK OF NEW YORK
                                 (212) 815-2742

                  BY OVERNIGHT DELIVERY, COURIER OR MAIL (IF BY
                MAIL, REGISTERED OR CERTIFIED MAIL RECOMMENDED):

                              The Bank of New York
                        101 Barclay Street - 7 East Floor
                            New York, New York 10286
                               Attn: Enrique Lopez
                            Reorganization Unit - 7E
             BY FACSIMILE TRANSMISSION (ELIGIBLE INSTITUTIONS ONLY):

                                 (212) 298-1915
                            Attention: Enrique Lopez

                              Confirm by Telephone:

                                 (212) 815-2742


     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS NOTICE OF GUARANTEED DELIVERY SHOULD BE READ CAREFULLY BEFORE THE NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

     This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, that signature guarantee must appear in the applicable space in the box provided on the letter of transmittal for guarantee of signatures.


Ladies and Gentlemen:

     The undersigned hereby tenders to ConocoPhillips, Conoco and Phillips, in accordance with their offer, upon the terms and subject to the conditions set forth in the prospectus and the related letter of transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes of the series set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and in Instruction 2 of the letter of transmittal.

     The undersigned hereby tenders the Old Notes of the series listed below:

-----------------------------------------------------------------------------------------------------------
                         Certificate Number(s) (if
     Title of                known) of Old Notes           Aggregate Principal          Aggregate Principal
      Series*            or Account Number at DTC          Amount Represented             Amount Tendered
-----------------------------------------------------------------------------------------------------------












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                                               PLEASE SIGN AND COMPLETE

---------------------------------------------------------         -----------------------------------------

---------------------------------------------------------         -----------------------------------------
Names of Registered Holder(s)                                     Signature(s) of Registered Holder(s) or
                                                                  Authorized Signatory

---------------------------------------------------------

---------------------------------------------------------
Address                                                          Dated:
                                                                        -----------------------------------

---------------------------------------------------------
Area Code and Telephone Number(s)

-----------------------------------------------------------------------------------------------------------

* Either "3.625% Notes due 2007," "4.75% Notes due 2012" or "5.90% Notes due 2032."

                             ---------------------

     THIS NOTICE OF GUARANTEED DELIVERY MUST BE SIGNED BY THE REGISTERED HOLDER(s) OF OLD NOTES EXACTLY AS THE NAME(s) OF SUCH PERSON(s) APPEAR(s) ON CERTIFICATES FOR OLD NOTES OR ON A SECURITY POSITION LISTING AS THE OWNER OF OLD NOTES, OR BY PERSON(s) AUTHORIZED TO BECOME HOLDER(s) BY ENDORSEMENTS AND DOCUMENTS TRANSMITTED WITH THIS NOTICE OF GUARANTEED DELIVERY. IF SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OF A CORPORATION OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON MUST PROVIDE THE FOLLOWING INFORMATION:


                      PLEASE PRINT NAME(s) AND ADDRESS(ES)


Name(s):

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Capacity:

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Address(es):

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                                    GUARANTEE

                    (Not to be used for signature guarantee)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, hereby guarantees deposit with the Exchange Agent of the letter of transmittal (or facsimile thereof or agent's message in lieu thereof), together with the Old Notes of the series tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the DTC described in the prospectus under the caption "The Exchange Offer -- Procedures for Tendering -- Book-Entry Transfer" and in the letter of transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date for such series.


Name of Firm:
              ----------------------------------                  ------------------------------------------------
                                                                                (Authorized Signature)

Address:
         ---------------------------------------
              (Include Zip Code)                                  Name:
                                                                        ------------------------------------------

Area Code and Tel. Number:                                        Title:
                                                                         -----------------------------------------
------------------------------------------------                                    (Please Type or Print)

                                                                  Date:
                                                                        ------------------------------------------

     DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this notice of guaranteed delivery (or facsimile hereof or an agent's message and notice of guaranteed delivery in lieu hereof) and any other documents required by this notice of guaranteed delivery with respect to the Old Notes of a series must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date of the Exchange Offer for that series. Delivery of such notice of guaranteed delivery may be made by facsimile transmission, mail, courier or overnight delivery. THE METHOD OF DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND ANY OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, holders may wish to consider using an overnight or courier service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the letter of transmittal.

     2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this notice of guaranteed delivery (or facsimile hereof) is signed by the registered holder(s) of the Old Notes referred to herein, the signature(s) must correspond exactly with the name(s) as written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If this notice of guaranteed delivery (or facsimile hereof) is signed by a participant in the DTC whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name as it appears on the security position listing as the owner of the Old Notes.

     If this notice of guaranteed delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of the DTC, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Old Notes or signed as the name(s) of the participant appears on the DTC's security position listing.

     If this notice of guaranteed delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit herewith evidence satisfactory to the Exchange Agent of such person's authority to so act.

     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the prospectus and this notice of guaranteed delivery may be directed to the Exchange Agent at the address set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.